                                                                    EXHIBIT 11.1

                      DM MANAGEMENT COMPANY AND SUBSIDIARY

                                    FORM 10-Q
                        COMPUTATION OF PER SHARE EARNINGS

                                       Three Months Ended         Nine Months Ended
                                   ------------------------   --------------------------
                                     March 30,    March 25,    March 30,      March 25,
PRIMARY                                1996         1995          1996           1995
- -------                            -----------   ----------   -----------    -----------
Net income (loss) ..............   $   263,000   $  126,000   $  (836,000)   $   622,000
                                   ===========   ==========   ===========    ===========

Weighted average shares of
common stock outstanding during
the period .....................     4,287,436    4,236,561     4,270,188      4,220,187

Adjustments
   Assumed exercise of options .       215,798      347,173            --        414,269
                                   -----------   ----------   -----------    -----------
                                     4,503,234    4,583,734     4,270,188      4,634,456
                                   ===========   ==========   ===========    ===========
Net income (loss) per common and
   common equivalent share .....   $      0.06   $     0.03   $     (0.20)   $      0.13
                                   ===========   ==========   ===========    ===========
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

                                       Three Months Ended         Nine Months Ended
                                   ------------------------   --------------------------
                                     March 30,    March 25,    March 30,      March 25,
FULLY DILUTED                          1996         1995          1996           1995
- -------------                      -----------   ----------   -----------    -----------
Net income (loss)................  $   263,000   $  126,000   $  (836,000)   $   622,000
                                   ===========   ==========   ===========    ===========

Weighted average shares of
common stock outstanding during
the period.......................    4,287,436    4,236,561     4,270,188      4,220,187

Adjustments
   Assumed exercise of options...      265,554      347,173             -        414,292
                                   -----------   ----------   -----------    -----------
                                     4,552,990    4,583,734     4,270,188      4,634,479
                                   ===========   ==========   ===========    ===========
Net income (loss) per common and
   common equivalent share......   $      0.06   $     0.03   $     (0.20)   $      0.13
                                   ===========   ==========   ===========    ===========

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